Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kush Bottles, Inc.

Santa Ana, CA

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 of Kush Bottles, Inc. of (i) our report dated November 28, 2017, with respect to the consolidated balance sheets of Kush Bottles, Inc., as of August 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended August 31, 2017, which appear in Annual Report on Form 10-K of Kush Bottles, Inc. filed with the Securities and Exchange Commission on November 28, 2017, and (ii) our report dated July 5, 2017, with respect to the balance sheets of CMP Wellness, LLC, as of August 31, 2016 and 2015, and the related statements of operation, members’ equity and cash flows for each of the years in the two-year period ended August 31, 2016, which appear in Amendment No. 1 to the Current Report on Form 8-K of Kush Bottles, Inc. filed with the Securities and Exchange Commission on July 6, 2017.  We consent to the use of our name as it appears under the caption “Experts”.

/s/ RBSM LLP

Larkspur, CA

February 14, 2018